UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 20, 2010

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 20, 2010, Enterprise Financial Services Corp (“EFSC”) consummated the sale of all of the membership interests of its wholly-owned indirect subsidiary, Millennium Brokerage Group, LLC (“MBG”), pursuant to a membership interest purchase agreement by and among EFSC, Millennium Holding Company, Inc. (“MHC”) and MBG Acquisitions, LLC (the “Purchaser”). MHC is a wholly-owned subsidiary of EFSC and was the direct owner of the membership interests of MBG. The Purchaser is owned by an investor group comprised mostly of former managers of MBG.

In exchange for all of the membership interests of MBG, the Purchaser paid a total purchase price of $4.5 million consisting of a $4 million payment at closing and the delivery of $500,000 secured subordinated promissory note. The terms of the sale include releases between EFSC, MHC and the Purchaser.

EFSC’s sale of MBG will result in a $1.6 million pre-tax loss on sale. For financial reporting purposes, MBG will be treated as a discontinued operation by EFSC.

On January 21, 2010, EFSC issued a press release announcing the sale of MBG as set forth above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated January 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:
Date: January 21, 2010	/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller